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                                                                  EXHIBIT 99.07

                       UNITED STATES FILTER CORPORATION

                       OFFER FOR ANY AND ALL OUTSTANDING
                  6.50% REMARKETABLE OR REDEEMABLE SECURITIES
                         (ROARS/SM/) DUE MAY 15, 2013
                                IN EXCHANGE FOR
                     6.50% EXCHANGE ROARS DUE MAY 15, 2013

TO:BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

  United States Filter Corporation (the "Company") is offering (the "Exchange Offer"), upon the terms and subject to the conditions set forth in the
Prospectus dated        (the "Prospectus") and the related Letter of
Transmittal (the "Letter of Transmittal"), to exchange its 6.50% Exchange ROARS due May 15, 2013 (the "Exchange ROARS") for its outstanding 6.50% ROARS due May 15, 2013 (the "Private ROARS"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated May 19, 1998, by and among the Company and the initial purchasers referred to therein.

  We are requesting that you contact your clients for whom you hold Private ROARS regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Private ROARS registered in your name or in the name of your nominee, or who hold Private ROARS registered in their own names, we are enclosing the following documents:

  1. Prospectus dated       , 1998;

  2. The Letter of Transmittal for your use and for the information of your clients;

  3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if Private ROARS are not immediately available or time will not permit the certificates for Private ROARS or other required documents to reach The Bank of New York, as the Exchange Agent, before the applicable Expiration Date (as defined below) or the procedure for book-entry transfer cannot be completed on a timely basis;

  4. A form of letter which may be sent to your clients for whose account you hold Private ROARS registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

  5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

  6. Return envelopes addressed to The Bank of New York, as the Exchange Agent for the Exchange Offer.

  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT    P.M.,
NEW YORK CITY TIME, ON       , 1998, UNLESS THE EXCHANGE OFFER IS EXTENDED BY
THE COMPANY (THE "EXPIRATION DATE"). PRIVATE ROARS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

  To participate in the Exchange Offer, your clients must tender by having you execute for them a book-entry transfer of Private ROARS into the account of The Bank of New York, as the Exchange Agent, at The Depository Trust Company ("DTC") using DTC's Automated Tender Offer Program. (Your clients may also tender by having certificates representing their Private ROARS, duly executed and properly completed Letters of Transmittal with any required signature guarantees, and any other required documents delivered to such Exchange
Agent.) The Letter of Transmittal and the Prospectus should be consulted for complete instructions and information about participation in the Exchange Offer.
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  If holders of Private ROARS wish to tender, but it is impracticable for them to forward their certificates for Private ROARS or other required documents prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedure on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offers--Guaranteed Delivery Procedures."

  The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Private ROARS held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Private ROARS pursuant to the Exchange Offer, except as set forth in Instruction 13 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                       Very truly yours,

                                       UNITED STATES FILTER CORPORATION

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures